                                                                    Exhibit 99.1

           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              MKS INSTRUMENTS, INC.

                         SPECIAL MEETING OF STOCKHOLDERS
                                _______ __, 200_

     The undersigned stockholder of MKS Instruments, Inc., a Massachusetts corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated _______ __, 200_, and hereby appoints John R. Bertucci, Richard S. Chute, and Ronald C. Weigner, and each of them acting singly, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on _______ __, 200_, at 10:00 a.m. at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon any other matters which may properly come before the meeting.


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

This proxy, when properly executed, will be voted as directed below, or, if no contrary direction is indicated, will be voted FOR proposal 1 and as said proxies deem advisable on such other matters as may properly come before the meeting.

1. To approve the issuance of Common Stock of the Company to the stockholders of Applied Science and Technology, Inc. ("ASTeX") pursuant to the Merger Agreement by and among the Company, a wholly owned subsidiary of the Company and ASTeX, dated October 2, 2000, whereby each outstanding share of ASTeX Common Stock will convert into the right to receive 0.7669 share of Common Stock of the Company.


       FOR                     AGAINST                 ABSTAIN

       [ ]                      [ ]                      [ ]



2. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

       FOR                     AGAINST                 ABSTAIN

       [ ]                      [ ]                      [ ]


TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person, who should state his or her title.)


Signature:                                       Date:
          ----------------------------                ----------------------


Signature:                                       Date:
          ----------------------------                ----------------------